EXHIBIT 99.1

RALPH LAUREN ANNOUNCES STRATEGIC STEPS TO RE-ORGANIZE ITS BUSINESS FOR FUTURE GROWTH

Company accelerates key strategic priorities with a more streamlined organizational structure and new technology platforms
September 22, 2020 – NEW YORK – Ralph Lauren Corporation (NYSE: RL) today announced steps to accelerate its Next Great Chapter plan to deliver sustainable long-term growth and value creation, which include establishing a simplified global organizational structure and rolling out enhanced technology platforms to support the Company's global operations.
“Over 53 years ago, this Company started with a single tie and a dream that made it into a way of life. The timeless values we were founded on have propelled us on an incredible journey – one that has seen great challenges and amazing opportunities along the way,” said Ralph Lauren, Chairman and Chief Creative Officer. “Through it all, our commitment to stay true to who we are, while evolving with the world around us, has helped to secure our future and our place as one of the world’s most beloved and inspiring brands.”
Over the past two fiscal years, the Company has made marked progress on its brand elevation journey and the strategic priorities outlined in its Next Great Chapter plan, including to: 1) win over a new generation of consumers; 2) energize core products and accelerate high potential, underdeveloped categories; 3) drive targeted expansion; 4) lead with digital; and 5) operate with discipline to fuel growth. In the context of today’s rapidly evolving consumer, industry shifts and global dynamics, Ralph Lauren is accelerating key areas of the plan, beginning with the implementation of new technology platforms and the simplification of its organizational structure.
“The changes happening in the world around us have accelerated the shifts we saw pre-COVID, and we are fast-tracking some of our plans to match them – including advancing our digital transformation and simplifying our team structures,” said Patrice Louvet, President and Chief Executive Officer. “These steps will enable us to progress our brand elevation journey and deliver Ralph’s vision in today’s dynamic environment – inspiring our consumers around the world and creating value for all of our stakeholders.”
Simplified Organizational Structure
Creating simpler, flatter team structures will enable more agility and greater consumer responsiveness. This includes the consolidation of the Company’s global Marketing and Branding functions; the establishment of a new Consumer Intelligence and Experience (CIX) organization, focused on leveraging consumer insights and predictive analytics to drive personalized consumer experiences at scale; and the re-organization of the Company’s Corporate Merchandising teams to combine core brand propositions, enabling greater connectivity and productivity. Ralph Lauren also continues to integrate Global Citizenship & Sustainability into every aspect of its business, making it a key responsibility for all leaders.
Digital Transformation
The Company is transforming how it operates with the implementation of new technology platforms across several key areas of its business. This includes rolling out a cloud-based human resources and planning system globally as well as elevating how it delivers for consumers through its

Digitizing the Value Chain project. This is a Company-wide initiative to simplify ways of working, better connect teams and digitize the product journey. It will enable faster and more connected decision-making from product design to market. Ralph Lauren is also continuing to invest in technologies that help deliver an enhanced consumer experience – with new digital capabilities that support areas like omni-channel shopping, personalization, social commerce and augmented reality.
Together, these organizational and digital transformation changes will:
•	Support the delivery of one elevated Ralph Lauren vision and voice globally, while maintaining strong local capabilities and expertise;
•	Enable stronger consumer insights to drive more powerful connections;
•	Empower teams to make faster decisions and collaborate more easily; and
•	Streamline the organization and simplify reporting lines.

Financial Impact

On its First Quarter Fiscal 2021 earnings call on August 4, 2020, management noted that a strategic review was underway to support future growth and profitability, and to create a sustainable cost structure. This includes the evaluation of the Company’s: (i) team organizational structures and ways of working; (ii) real estate footprint and related costs across distribution centers, corporate offices, and direct-to-consumer retail and wholesale doors; and (iii) brand portfolio.

In connection with the first initiative, Ralph Lauren is today announcing plans (the “Fiscal 2021 Strategic Realignment Plan”) to reduce its global workforce by the end of the Company’s Fiscal 2021, which is expected to result in gross annualized pre-tax expense savings of approximately $180 million to $200 million, with savings realization primarily beginning in the Company’s Fiscal 2022. In connection with the reduction in workforce, the Company expects to incur total estimated pre-tax charges of approximately $120 million to $160 million.

In addition to the actions announced today, the Company anticipates additional actions associated with the aforementioned initiatives as part of the Fiscal 2021 Strategic Realignment Plan.

Second Quarter Earnings Call

The Company will release its Second Quarter Fiscal 2021 results for the period ended September 26, 2020, at approximately 8:00 A.M. Eastern on Thursday, October 29, 2020. At 9:00 A.M. Eastern, on the same day, the Company will host a conference call for analysts, investors and other interested parties. Listeners may access a live broadcast of the conference call on the Company's investor relations website at http://investor.ralphlauren.com or by dialing 517-623-4963 or 800-857-5209.

An online archive of the broadcast will be available by accessing the Company's investor relations website at http://investor.ralphlauren.com. A telephone replay of the call will be available from 12:00 P.M. Eastern, Thursday, October 29, 2020 through 6:00 P.M. Eastern, Thursday, November 5, 2020 by dialing 203-369-3272 or 800-396-1242 and entering passcode 3482.

ABOUT RALPH LAUREN

Ralph Lauren Corporation (NYSE:RL) is a global leader in the design, marketing and distribution of premium lifestyle products in five categories: apparel, footwear & accessories, home, fragrances, and hospitality. For more than 50 years, Ralph Lauren's reputation and distinctive image have been consistently developed across an expanding number of products, brands and international markets. The Company's brand names, which include Ralph Lauren, Ralph Lauren Collection, Ralph Lauren Purple Label, Polo Ralph Lauren, Double RL, Lauren Ralph Lauren, Polo Ralph Lauren Children, Chaps, and Club Monaco, among others, constitute one of the world's most widely recognized families of consumer brands. For more information, go to http://investor.ralphlauren.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made from time to time by representatives of the Company, may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results and financial condition, revenues, store openings and closings, employee reductions, margins, expenses, earnings, and citizenship and sustainability goals and are indicated by words or phrases such as “anticipate,” “outlook,” “estimate,” “expect,” “project,” “believe,” “envision,” “can,” “will,” "goal," "target," and similar words or phrases. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to certain risks and uncertainties, many of which are unforeseeable and beyond our control. The factors that could cause actual results to materially differ include, among others: our ability to achieve anticipated operating enhancements and cost reductions from our restructuring plans, as well as the impact to our business resulting from restructuring-related charges, which may be dilutive to our earnings in the short term; the loss of key personnel, including Mr. Ralph Lauren, or other changes in our executive and senior management team or to our operating structure, and our ability to effectively transfer knowledge during periods of transition; the impact to our business resulting from the COVID-19 pandemic, including the temporary closure of our stores, distribution centers, and corporate facilities, as well as those of our wholesale customers, licensing partners, suppliers, and vendors, and potential changes to consumer behavior, spending levels, and/or shopping preferences, such as willingness to congregate in shopping centers or other populated locations; our ability to access capital markets and maintain compliance with covenants associated with our existing debt instruments; our ability to maintain adequate levels of liquidity to provide for our cash needs, including our debt obligations, tax obligations, capital expenditures, and potential payment of dividends and repurchases of our Class A common stock, as well as the ability of our customers, suppliers, vendors, and lenders to access sources of liquidity to provide for their own cash needs; the impact to our business resulting from changes in consumers' ability, willingness, or preferences to purchase discretionary items and luxury retail products, which tends to decline during recessionary periods, and our ability to accurately forecast consumer demand, the failure of which could result in either a build-up or shortage of inventory; the impact of economic, political, and other conditions on us, our customers, suppliers, vendors, and lenders, including business disruptions related to pandemic diseases such as COVID-19, civil and political unrest such as the recent protests in the U.S. and Hong Kong, and escalating diplomatic tensions between the U.S. and China; the potential impact to our business resulting from the financial difficulties of certain of our large wholesale customers, which may result in consolidations, liquidations, restructurings, and other ownership changes in the retail industry, as well as other changes in the competitive marketplace, including the introduction of new products or pricing changes by our competitors; our ability to successfully implement our long-term growth strategy; our ability to continue to expand and grow our business internationally and the impact of related changes in our customer, channel, and geographic sales mix as a result, as well as our ability to accelerate growth in certain product categories; our ability to open new retail stores and concession shops, as well as enhance and expand our digital footprint and capabilities, all in an effort to expand our direct-to-consumer presence; our ability to respond to constantly changing fashion and retail trends and consumer demands in a timely manner, develop products that resonate with our existing customers and attract new customers, and execute marketing and advertising programs that appeal to consumers; our ability to effectively manage inventory levels and the increasing pressure on our margins in a highly promotional retail environment; our ability to continue to maintain our brand image and reputation and protect our trademarks; our ability to competitively price our products and create an acceptable value proposition for consumers; a variety of legal, regulatory, tax, political, and economic risks, including risks related to the importation and exportation of products which our operations are currently subject to, or may become subject to as a result of potential changes in legislation, and other risks associated with our international operations, such as compliance with the Foreign Corrupt Practices Act or violations of other anti-bribery and corruption laws prohibiting improper payments, and the burdens of complying with a variety of foreign laws and regulations, including tax laws, trade and labor restrictions, and related laws that may reduce the flexibility of our business; the potential impact to our business resulting from the imposition of additional duties, tariffs, taxes, and other charges or barriers to trade, including those resulting from current trade developments with China and the related impact to global stock markets, as well as our ability to implement mitigating sourcing strategies; the impact to our business resulting from the United Kingdom's exit from the European Union and the uncertainty surrounding its future relationship with the European Union, including trade agreements, as well as the related impact to global stock markets and currency exchange rates; the impact to our business resulting from increases in the costs of raw materials, transportation, and labor, including wages, healthcare, and other benefit-related costs; our ability to secure our facilities and systems and those of our third-party service providers from, among other things, cybersecurity breaches, acts of vandalism, computer viruses, or similar Internet or email events; our efforts to successfully enhance, upgrade, and/or transition our global information technology systems and digital commerce platforms; the potential impact to our business if any of our distribution centers were to become inoperable or inaccessible; the potential impact on our operations and on our suppliers and customers resulting from man-made or natural disasters, including pandemic diseases such as COVID-19, severe weather, geological events, and other catastrophic events; changes in our tax obligations and effective tax rate due to a variety of other factors, including potential changes in U.S. or foreign tax laws and regulations, accounting rules, or the mix and level of earnings by jurisdiction in future periods that are not currently known or anticipated; our exposure to currency exchange rate fluctuations from both a transactional and translational perspective; the impact to our business resulting from potential costs and obligations related to the early or temporary closure of our stores or termination of our long-term, non-cancellable leases; the impact to our business of events of unrest and instability that are currently taking place in certain parts of the world, as well as from any terrorist action, retaliation, and the threat of further action or retaliation; the potential impact to the trading prices of our securities if our Class A common stock share repurchase activity and/or cash dividend payments differ from investors' expectations; our ability to maintain our credit profile and ratings within the financial community; our intention to introduce new products or brands, or enter into or renew alliances; changes in the business of, and our relationships with, major wholesale customers and licensing partners; our ability to achieve our goals regarding environmental, social, and governance practices; our ability to make certain strategic acquisitions and successfully integrate the acquired businesses into our existing operations; and other risk factors identified in the Company’s Annual Report on Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Ralph Lauren Corporation

Ralph Lauren
Investor Relations:
Corinna Van der Ghinst
ir@ralphlauren.com
or
Corporate Communications:
rl-press@ralphlauren.com